UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PLIANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

August 10, 2007

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Stockholder:

Recently, we mailed you proxy material in connection with the Annual Meeting of Stockholders of Pliant Corporation. which is scheduled to be held on August 23, 2007.

We encourage you to read the proxy statement which discusses the actions to take place at the Annual Meeting:

1.                                       Holders of Common Stock to elect five (5) directors;

2.                                       Holders of Series AA Preferred Stock to elect two (2) directors;

3.                                       The ratification of the selection of Ernst & Young LLP as Pliant’s independent auditor for the fiscal year ending December 31, 2007; and

4.                                       Any other business that properly comes before the meeting or any adjournment or postponements thereof.

Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting.  Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

If you have already voted, please accept our thanks.  We appreciate your participation and continued support.  If you have any questions or need assistance in voting your shares, please call our transfer agent, Bank of New York, at 1-800-524-4458.

Very truly yours,

Stephen T. Auburn
Secretary

P R O X Y	PLIANT CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 23, 2007

By signing this proxy you appoint Thomas E. McShane and Chris M. Nielsen, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on August 23, 2007, at the Pliant Corporate Headquarters, Conference Room B, Atrium Lobby located at 1475 Woodfield Road, Schaumburg, Illinois, 60173, at 8:30 A.M.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable voting procedures.

Comments:

(If you noted any comments above, please mark corresponding box on other side.)

PLIANT CORPORATION
P.O. BOX 11109
NEW YORK, N.Y. 10203-0109

SEE REVERSE SIDE

☐	▼ DETACH AND RETURN THIS PORTION ONLY ▼

Mark, sign and date your proxy card and return it in the
postage-paid envelope we have provided or return it to Pliant
Corporation, c/o Bank of New York, Investor Services
Department, P.O. Box 11258, New York, NY, 10286-1258.

☒ Votes must be indicated (x) in Black or Blue ink.

PLIANT CORPORATION

The Board of Directors recommends a vote FOR Items 1 & 2.	The Board of Directors recommends a vote FOR Item 3.

Items 1&2. Election of Directors	FOR	AGAINST	ABSTAIN

Item 1. Holders of Common Stock:	Item 3. Holders of Common Stock:	☐	☐	☐
01) Harold C. Bevis	04) Stephen V. McKenna	Ratification of Ernst & Young LLP as Pliant Corporation’s
02) John D. Bowlin	05) Timothy J. Walsh	independent auditors for the year ending December 31, 2007
03) Edward A. Lapekas

Item 2. Holders of Series AA Preferred Stock:
06) Eugene I. Davis	07) David G. Elkins
For comments, please check this box and write them	☐
on the back where indicated.
FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	FOR ALL EXCEPT (See Instructions below)	☐
To change your address, please mark this box.	☐

INSTRUCTION: To withhold authority to vote for a particular nominee, mark the “FOR ALL EXCEPT” box and write that nominee's name on the space provided below.		THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All Except*

S C A N L I N E

Please date and sign exactly as name(s) appear(s) above. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

	Date	Share Owner sign here	Co-Owner sign here